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                                                                     EXHIBIT 1.1



                                4,000,000 SHARES



                        LEAP WIRELESS INTERNATIONAL, INC.



                    COMMON STOCK, PAR VALUE $.0001 PER SHARE






                             UNDERWRITING AGREEMENT




                               FEBRUARY ___, 2000





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                                February 16, 2000



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
ABN AMRO Incorporated
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Dear Sirs and Mesdames:

               Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 4,000,000 shares of its Common Stock, $.0001 par value per share (the "FIRM SHARES").

               It is understood that, subject to the conditions hereinafter stated, 3,200,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 800,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation and ABN AMRO Incorporated shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette International, Credit Suisse First Boston (Europe) Limited and ABN AMRO Incorporated shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."

               The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 600,000 shares of its Common Stock, $.0001 par value per share (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $.0001 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

               The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-93073), including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in

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connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

               1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

               (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good


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        standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Except for QUALCOMM Telecommunications Limited (Cayman Islands), Metrosvyaz Limited, QUALCOMM Telecommunications Limited (Isle of Man), Orrengrove Investments Limited, Transworld Telecommunications, Inc. and Transworld Communications (Bermuda) Ltd., each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Prospectus, are owned directly by the Company or indirectly through one of its subsidiaries, and are, except as described in the Prospectus, free and clear of all liens, encumbrances, equities or claims.

               (e) To the Company's knowledge, each of Pegaso Telecommunicaciones S.A de C.V., Pegaso Humanos Recursos S.A. de C.V., Pegaso PCS S.A. de C.V. and Pegaso Communiccaciones y Sistemas S.A. de C.V. (collectively, the "PEGASO ENTITIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of the Pegaso Entities owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and those shares of capital stock of the Pegaso entities owned directly or indirectly by the Company are, except as described in the Prospectus, free and clear of all liens, encumbrances, equities or claims. As of the date of this Agreement, the Company owns 28.6% of the outstanding capital stock of Pegaso Telecommunicaciones S.A de C.V. To the Company's knowledge, Pegaso Telecommunicaciones S.A de C.V. owns 100% of the outstanding capital stock of each of Pegaso Humanos Recursos S.A. de C.V., Pegaso PCS S.A. de C.V. and Pegaso Communiccaciones y Sistemas S.A. de C.V. For purposes of the representations and warranties contained in this Section 1 other than paragraph (d), the Pegaso Entities shall be deemed subsidiaries; provided that such representations and warranties shall be limited to the Company's actual knowledge with respect to the Pegaso Entities.


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               (f) This Agreement has been duly authorized, executed and
        delivered by the Company, and the Company has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, and (ii) issue the Shares, in the manner and for the purpose contemplated by this Agreement.

               (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

               (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the Conduct Rules of NASD Regulation, Inc. in connection with the offer and sale of the Shares.

               (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.


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               (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (q) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. The rights under Section 4.3 of the Superceding Warrant to Purchase 4,500,000 Shares of Common Stock of the Company, dated as of August 9, 1999, in favor of Qualcomm Incorporated ("Qualcomm"), to require the Company to include such securities with the Shares registered pursuant to the Registration Statement have been waived.

               (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each instance not in the ordinary course of business, which is material to the Company and its consolidated subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, which is material to the Company and its consolidated subsidiaries, taken as a whole; except in each case as described in the Prospectus.

               (s) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is


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        material to the business of the Company and its consolidated subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not have a material adverse effect singly or in the aggregate on the Company and its consolidated subsidiaries, taken as a whole, or do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

               (t) The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, except for efforts in Chile by unions to organize the employees of Smartcom S.A.; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (v) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, except for a requested increase in the directors' and officers' liability insurance coverage which was refused with respect to litigation relating to the Company's Russian subsidiaries and ventures; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (w) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in


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        the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, except as described in the Prospectus.

               (x) Except as described in the Prospectus, the Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to wireless communications services ("TELECOM LAWS"), (ii) have received all material permits, licenses, concessions or other approvals ("TELECOM LICENSES") required of them under applicable Telecom Laws to conduct their respective businesses, all of which were validly issued and are in full force and effect, with no material restrictions or qualifications except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and (iii) are in compliance in all material respects with all terms and conditions of any such Telecom License and (iv) are eligible to acquire and hold C-Block and F-Block licenses (as such terms are set forth and further defined in 47 C.F.R. Part 24, Subparts H and I) as a very small business under 47 C.F.R. Section 24.709, and, except as described in the Prospectus, have received all approvals, consents, orders or authorizations from the Federal Communications Commission ("FCC") necessary to establish such eligibility.

               (y) Each of the Company and its subsidiaries has filed with the FCC or applicable foreign regulatory authority all necessary and material reports, documents, instruments, information and applications required to be filed pursuant to applicable Telecom Laws.

               (z) Except as described in the Prospectus, the Company has no reason to believe, and does not believe, that the Telecom Licenses will not be renewed for a full term when they are due for renewal.

               (aa) Except as described in the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
        (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (bb) The Company and its subsidiaries have filed all federal, foreign, state and local tax returns which have been required to be filed and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).


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               (cc) The Company reviewed its operations and that of its
        consolidated subsidiaries to evaluate the extent to which the business or operations of the Company or any of its consolidated subsidiaries would be affected by the "Year 2000 Problem" (that is, any significant risk that the computer hardware or software applications used by the Company and its consolidated subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole. As of the date of this Agreement, the Company has not experienced any problems or incurred any costs related to the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or the Prospectus which have not been accurately described in the Registration Statement or Prospectus.

               (dd) (1) Except as would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, the Company and its subsidiaries have complied and are in compliance with all federal, state, local and foreign statutes, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or reexport of products, services and technology, and the terms and conduct of international transactions applicable to the Company and its subsidiaries in connection with the conduct of the Company's or any subsidiary's business (including as the same relates to record keeping requirements) ("INTERNATIONAL TRADE LAWS AND REGULATIONS"); (2) except as would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has made or provided any false statement or omission to any agency of any federal, state or local government, purchasers of products, or foreign government or foreign agency, in connection with the exportation of merchandise (including with respect to export licenses, exceptions and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations; and (3) to the Company's knowledge, neither the Company nor any of its subsidiaries has made any payment, offer, gift, promise to give, or authorized or otherwise participated in, assisted or facilitated any payment or gift related to the Company's or any subsidiary's business that is prohibited by the United States Foreign Corrupt Practices Act.

               (ee) The Company has provided the Underwriters and counsel for the Underwriters true and correct copies of (i) the Credit Agreement, dated as of September 29, 1999, among Cricket Communications, Inc., Cricket Wireless Communications, Inc., the Lenders party thereto, and Lucent Technologies, Inc., as Administrative Agent, (ii) the Memorandum of Agreement, dated September 20, 1999, by and between Ericsson Wireless Communications Inc., the Company and Cricket Wireless Communications, Inc. or all definitive agreements entered into pursuant to such Memorandum of Agreement on or before the date hereof, (iii) the Credit Agreement, dated September 23, 1998, by and


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        between the Company and Qualcomm Incorporated ("QUALCOMM"), (iv) the
        Second Amended and Restated Deferred Payment Agreement, dated October 12, 1999, by and among Chilesat Telefonia Personal S.A., as Purchaser, Qualcomm and the Other Vendors Named Therein, Inversiones Leap Wireless Chile S.A., as Guarantor, Qualcomm, as Administrative Agent, and Qualcomm, as Collateral Agent and (v) the Letter of Intent, dated April 15, 1999, between Qualcomm and the Company setting forth terms and conditions pursuant to which Qualcomm will provide financing to Smartcom S.A. or all definitive agreements entered into pursuant to such Letter of Intent on or before the date hereof, including in the case of (i),
        (ii), (iii), (iv) and (v) above any amendment thereto or restatements thereof, and all exhibits thereto, as in effect on the date hereof (collectively, the "VENDOR FINANCING AGREEMENTS").

               (ff) Each of the Vendor Financing Agreements (i) has been duly authorized, executed and delivered by, (ii) constitutes the valid and binding obligation of and (iii) is enforceable in accordance with its terms against, the Company and its subsidiaries, to the extent each is a party thereto and, to the best of the Company's knowledge, the lenders party thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The execution, delivery and performance of the Vendor Financing Agreements by the Company and any of its subsidiaries that is a party thereto, the compliance by the Company and such subsidiaries with all of the provisions thereof and the consummation of the transactions contemplated thereby do not (1) require any consent, approval, authorization or other order for, or qualification with, any court or governmental body or agency (except such as have already been obtained), except where such failure to obtain any consent, approval, authorization or other order or qualification would not singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, (2) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), (x) the certificate of incorporation or by-laws of the Company or any of its subsidiaries or
        (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound, except, with respect to clause (y), for any such conflict, breach or default which, singly or in the aggregate, would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, (3) as of the date hereof violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries except for any such violation or conflict which would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

               (gg) The consolidated financial statements of the Company together with related notes set forth in the Prospectus fairly present the financial condition of the Company and its subsidiaries, as of the dates indicated, and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods


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

        involved (except as otherwise stated therein); the summary and selected financial data in the Prospectus present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with audited financial statements included therein, except as otherwise stated therein; and the pro forma financial information and the related notes thereto included in the Prospectus have been prepared using reasonable assumptions and have been prepared in accordance with the applicable requirements of the Securities Act and include all adjustments necessary to present fairly in all material respects the pro forma financial information included in the Prospectus at the respective dates and for the respective periods indicated. PricewaterhouseCoopers LLP, which has reported upon the audited financial statements included in the Prospectus, is an independent public accounting firm as required by the Securities Act and the rules and regulations thereunder.

               (hh) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers, suppliers or contractors of the Company and its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

               (ii) The Asset Purchase Agreement, dated December 24, 1998, by and among Chase Telecommunications Holdings, Inc., Anthony Chase, Richard McDugald and the Company is in full force and effect, and, to the best of the Company's knowledge, there are no facts or circumstances existing that would prevent or delay the consummation of the transactions contemplated by such agreement, subject to obtaining the approval of the FCC.

               2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$______ a share ("PURCHASE PRICE").

               On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth herein, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price. If you, the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional

Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

               The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of any security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Prospectus, (c) the issuance by the Company of shares of Common Stock in connection with, and as consideration for, acquisitions of wireless licenses, provided that the persons to whom such shares are issued enter into a "lock-up" agreement, substantially in the form of Exhibit A hereto or (d) the grant by the Company of options to purchase Common Stock or the issuance of Common Stock pursuant to the Company's equity and incentive plans as in effect on the date hereof, copies of which are incorporated by reference as exhibits to the Registration Statement.

               3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$_____ a share, to any Underwriter or to certain other dealers.

               4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February ___, 2000, or at such other time on the same or such other date, not later than March ___, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

               Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April __, 2000, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

               Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

               5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than February ___, 2000 (New York City time) on the date hereof.

               The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse that it makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and to conduct its business as described in the Prospectus. Based solely on certificates from public officials, such counsel shall confirm that the Company is qualified to do business in the states listed on Schedule ___ hereto;

                      (ii) each domestic subsidiary of the Company has been duly incorporated, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its property and to conduct its business as described in the Prospectus. Based solely on certificates from public officials, such counsel shall confirm that such domestic subsidiaries are qualified to do business in the states listed on Schedule ___ hereto;

                      (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof under the captions "Description of Leap Capital Stock" and "Capitalization" contained in the Prospectus;

                      (iv) the Shares of Common Stock outstanding prior to the
               issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                      (v) the shares to be issued and sold by the Company
               pursuant to the Underwriting Agreement have been duly authorized and when issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to the best of such counsel's knowledge, free of preemptive rights;

                      (vi) all of the issued shares of capital stock of each
               domestic subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

                      (vii) this Agreement has been duly authorized, executed
               and delivered by the Company;

                      (viii) the Company has all requisite corporate power and
               authority to (i) execute, deliver and perform its obligations under this Agreement, and (ii) issue the Shares, in the manner and for the purpose contemplated by this Agreement;

                      (ix) the execution and delivery by the Company of, and the compliance by the Company with the provisions of, this Agreement will not result in a violation by the Company of its certificate of incorporation or by-laws, or the Delaware General Corporation Law or any federal or California statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws or the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT") or the rules, regulations, decisions and written policies of the FCC (the "FCC RULES"), which are specifically addressed elsewhere herein), or, to the best of such counsel's knowledge, any agreement listed in the Exhibit Index to the Registration Statement at the time the Registration Statement becomes effective or any judgment, order or decree of any governmental body, or agency specifically directed to the Company or any domestic subsidiary and identified to such counsel by an officer of the Company as material to the Company. To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or California court or governmental agency or body is required for the compliance by the Company with the provisions of this Agreement, except such as have been obtained or as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters;

                      (x) the statements in the Prospectus under the captions
               "Business - Government Regulation," "Description of Capital Stock," and "Certain United States Federal Tax Consequences to Non-U.S. Holders" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

                      (xi) to the best of such counsel's knowledge, there are no contracts or other documents, or legal or governmental proceedings to which the Company or any of its subsidiaries is party, that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                      (xii) the Company is not and, after giving effect to the
               offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                      (xiii) each document filed pursuant to the Exchange Act
               and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements, schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the requirements for such documents under the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the applicable rules and regulations of the Commission thereunder. In passing upon the compliance as to form of each such document filed pursuant to the Exchange Act and the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

                      (xiv) Schedule I attached thereto includes all licenses,
               authorizations, and permits required under the Communications Act or the FCC Rules, which are necessary for the Company and its domestic subsidiaries to conduct their business as such counsel has been advised they are now conducted and as proposed to be conducted immediately following the Closing Date (the "FCC LICENSES"). Schedule I attached thereto accurately sets forth each such license, the name of the licensee, the call letters (if applicable), the class of service, geographic scope and the expiration date for each of the FCC Licenses, each of which is in full force and effect.

                      (xv) except as described in the Prospectus, other than
               rulemaking proceedings or similar proceedings generally affecting the domestic public cellular mobile radio telecommunications industry, there is no proceeding before the FCC that is pending or, to the best of such counsel's knowledge, threatened against the Company, its domestic subsidiaries or any of their officers, directors or shareholders, including any FCC complaint, investigation, notice of apparent liability, order of forfeiture, proceeding pursuant to an exercise of pre-emptive authority under 47 U.S.C. Section 252, or other administrative action or proceeding, regarding the business of the Company and its domestic subsidiaries (i) that is likely to result in a forfeiture or termination, revocation, adverse modification, non-renewal, short-term renewal, or other material impairment of any of the FCC Licenses, or (ii) that reasonably could be expected to materially and adversely affect the operations or condition, financial or otherwise, of the Company or its domestic subsidiaries or the ability of the Company to perform its obligations under this Agreement.

                      (xvi) no authorization or approval or other action by, and no notice to or filing with, the FCC is required under the Communications Act or the FCC Rules: (i) in connection with the due execution and delivery by the Company of this Agreement; or
               (ii) for the exercise by the Underwriters of any of their respective rights and remedies under this Agreement.

                      (xvii) the execution and delivery by the Company of this
               Agreement and the performance by the Company of its obligations under this Agreement (i) do not contravene the Communications Act or any FCC Rule and (ii) do not and will not result in any suspension, revocation, material impairment or non-renewal of any FCC License material to the Company's and its domestic subsidiaries' operations and business.

                      In addition, such counsel shall state in the opinion that
               it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although it is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation, no facts came to its attention that caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

               (d) The Underwriters shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi), 5(c)(vii), 5(c)(x) (but only as to the statements in the Prospectus under "Description of Leap Capital Stock" and "Underwriters") and clauses (b), (c), and (d) of Section 5(c)(xiv) above.

               With respect to clauses (b), (c) and (d) of Section 5(c)(xiv) above, O'Melveny & Myers LLP may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

               (e) The Underwriters shall have received on the Closing Date an opinion of Grasty Quintana Majlis & Cia, outside counsel for Inversiones Leap Wireless Chile S.A. and Smartcom S.A. (formerly Chilesat Telefonica Personal S.A.), dated the Closing Date, substantially in the form of Schedule ___ hereto.

               (f) The Underwriters shall have received on the Closing Date an opinion of Mijares, Angoitia, Cortes y Fuentes, outside counsel for the Pegaso Entities, dated the Closing Date, substantially in the form of Schedule ___ hereto.

               The opinions of Latham & Watkins described in Section 5(c) above, Grasty Quintana Majlis & Cia described in Section 5(e) above and Mijares, Angoitia, Cortes y Fuentes described in Section 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information (including the pro forma financial statements) contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

               6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, that are deemed to be incorporated by reference in the Prospectus.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending February 28, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to the quotation of the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               8. Indemnity and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
       Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
       Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
        Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

               9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

               11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,

                                            LEAP WIRELESS INTERNATIONAL, INC.


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
Securities Corporation
Credit Suisse First Boston Corporation
ABN AMRO Incorporated

Acting severally on behalf
 of themselves and the
 several U.S. Underwriters
 named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:
   ----------------------------------------
      Name:
      Title:



Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette International
Credit  Suisse  First Boston (Europe) Limited
ABN AMRO Incorporated

Acting severally on behalf
 of themselves and the several
 International Underwriters named in
 Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By:
   ----------------------------------------
      Name:
      Title:

                                   SCHEDULE I

                                U.S. UNDERWRITERS



                                                   NUMBER OF
                                                   FIRM SHARES
        UNDERWRITER                                TO BE PURCHASED
        -----------                                ---------------
Morgan Stanley & Co. Incorporated

Donaldson, Lufkin & Jenrette
  Securities Corporation

Credit Suisse First Boston Corporation

ABN AMRO Incorporated

[NAMES OF OTHER UNDERWRITERS]




                                                   ---------------

                       Total U.S. Firm Shares      ===============
                                                         3,200,000


                                   Schedule I

                                   SCHEDULE II

                           INTERNATIONAL UNDERWRITERS


                                                   NUMBER OF
                                                   FIRM SHARES
        UNDERWRITER                                TO BE PURCHASED
        -----------                                ---------------
Morgan Stanley & Co. International Limited

Donaldson, Lufkin & Jenrette International

Credit Suisse First Boston (Europe) Limited

ABN AMRO Incorporated








                                                   ---------------

                  Total International Firm Shares  ===============
                                                          800,000

                                    Schedule II

                                    EXHIBIT A


                             FORM OF LOCK-UP LETTER



                                                          December __, 1999



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

               The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and possibly Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and possibly MSIL (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $.0001 par value per share, of the Company (the "COMMON STOCK").

               To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing (i) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the

                                    Exhibit A
                                        1
beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. "IMMEDIATE FAMILY" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

               Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,




                                             -----------------------------
                                                     (Signature)

                                             -----------------------------
                                                     (Printed Name)




                                             -----------------------------

                                             -----------------------------

                                             -----------------------------
                                                      (Address)






                                    Exhibit A
                                        2